Exhibit 99.1

GlobeImmune Announces Evaluation of Strategic Alternatives

and Corporate Restructuring

LOUISVILLE, Colo., June 10, 2015 – GlobeImmune, Inc. (Nasdaq: GBIM) today announced that it is evaluating strategic options for the company. In conjunction with this process, the Board has authorized eliminating the majority of positions in its workforce. These steps are not expected to have an impact on ongoing clinical trials being conducted by its collaborators in oncology and hepatitis B.

“Following our recent data announcement in our hepatitis B program, this workforce reduction is a necessary action to conserve working capital and provide maximum flexibility in determining the future direction of GlobeImmune,” said Timothy C. Rodell, M.D., President and CEO of GlobeImmune, Inc. “We appreciate the contributions and efforts of all of the employees affected by this action and thank them for their dedicated service.”

GlobeImmune does not have a defined timeline for the strategic review process and is not confirming that the review will result in any specific action or transaction.

About GlobeImmune

GlobeImmune is a biopharmaceutical company focused on developing products for the treatment of cancer and infectious diseases based on its proprietary Tarmogen® platform. Tarmogens activate the immune system by stimulating cellular immunity, known as T cell immunity, in contrast to traditional vaccines that predominately stimulate antibody production. To date, Tarmogen product candidates have been generally well tolerated in clinical trials for multiple disease indications and are efficient to manufacture. In May 2009, the Company entered into a worldwide strategic collaboration and option agreement with Celgene Corporation focused on the discovery, development and commercialization of product candidates intended to treat cancer. Under this agreement, Celgene exercised their option to take an exclusive worldwide license to the GI-6300 Tarmogen product series targeting brachyury. In October 2011, the Company entered into a worldwide, strategic collaboration with Gilead Sciences, Inc., to develop Tarmogens intended for the treatment of chronic hepatitis B infection. For additional information, please visit the company’s website at www.globeimmune.com.

Safe Harbor Statement

This press release contains “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the adequacy of the Company’s capital to fund its ongoing operations, the potential for Tarmogens to treat or prevent any disease, potential Tarmogen side effect profiles, the Company and its collaborators’ abilities to successfully complete clinical trials, timing and eventual prospects for completion of clinical trials and any approval to market any of the Company’s products and the prospects for the Company’s collaborations. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: the Company’s financial resources and whether they will be sufficient to meet the Company’s business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by the Company’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning GlobeImmune’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Tarmogen is a registered trademark of GlobeImmune, Inc.

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GLOBEIMMUNE CONTACT

Timothy C. Rodell M.D.

President and Chief Executive Officer

T: 303-625-2820

information@globeimmune.com

GLOBEIMMUNE MEDIA CONTACTS

Lena Evans or Tony Russo, Ph.D.

Russo Partners, LLC

T: 212-845-4262 or 212-845-4251

lena.evans@russopartnersllc.com

tony.russo@russopartnersllc.com

GLOBEIMMUNE INVESTOR CONTACT

Susan Noonan

S.A. Noonan Communications

T: 917-513-5303

susan@sanoonan.com